(As filed with the Securities and Exchange Commission on November 6, 2008)
INVESTMENT COMPANY ACT FILE NO. 811-6041

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☐
Amendment No. 24	☑

THE CENTRAL EUROPE AND RUSSIA FUND, INC.
(Exact Name of Registrant as Specified in its Charter)
345 Park Avenue, New York, New York 10154
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (212) 454-7190
David Goldman
The Central Europe and Russia Fund, Inc.
c/o Deutsche Asset Management
345 Park Avenue
New York, NY 10154
(Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. ☐
It is proposed that this filing will become effective:
☐ when declared effective pursuant to Section 8(c).
The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act:
☐ immediately upon filing pursuant to paragraph (b).
☐ on (date) pursuant to paragraph (b).
☐ 60 days after filing pursuant to paragraph (a).
☐ on (date) pursuant to paragraph (a).
If appropriate, check the following box:
☐ This [post-effective] amendment designates a new effective date for a previously filed [post-effective amendment] [registration statement]
☐ This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is                     .

PART C
Item 25. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-99.2.B: AMENDED AND RESTATED BYLAWS

PART C
OTHER INFORMATION
Item 25. Financial Statements and Exhibits.
     Amended and restated Bylaws of the Registrant, as of October 31, 2008, reflecting an amendment to the first sentence of Section 7, Article II, providing for a majority vote to elect directors to the Board of Directors of the Registrant. The amended and restated Bylaws of the Registrant are being filed herewith as Exhibit (2)(b).
SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, and the state of New York, on the 6th day of November, 2008.

The Central Europe and Russia Fund, Inc. (Registrant)
By:	/s/ David Goldman
David Goldman
Secretary

INDEX TO EXHIBITS

(2)(b)	—	Amended and Restated Bylaws of the Registrant